Exhibit 3.8

BY-LAWS OF

GIBSON ENERGY (US) INC.

Article I: Offices

1.1                               Registered Office:

The registered office shall be established and maintained at Suite 400, 2711 Centrerville Road, Wilmington, Delaware, USA 19808 and Corporation Service Company shall be the registered agent of the Corporation in charge thereof.

1.2                               Other Offices:

The Corporation may have other offices, either within or outside the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require, provided, however, that the Corporation’s books and records shall be maintained at such place within the continental united States as the Board of Directors shall from time to time designate.

Article II: Shareholders

2.1                               Place of Shareholders’ Meeting:

All meeting of the shareholders of the Corporation shall be held at such place or places, within or outside the state of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any designated place, but may instead be held solely by means of remote communication. Shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication participate in a meeting of shareholders and be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:

(a)                                  The Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholders or proxyholder;

(b)                                 The Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings;

(c)                                  If any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2                     Date and Hour of Annual Meeting of Shareholders:

If there be a failure to hold the annual meeting or to take action by written consent to elect Directors in lieu of an annual meeting for a period of thirty (30) days after the date designated for the annual meeting, or if no date has been designated, for a period of thirteen (13) months after the latest to occur of the organization of the Corporation, its last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any shareholder or Director.

2.3                          Purpose of Annual Meeting:

At each annual meeting, the shareholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any further proper business may be transacted.

2.4                          Special Meeting of Shareholders:

Special meetings of the shareholders or of any class or series thereof entitled to vote may be called by the Board of Directors, President or by the Chairman of the Board of Directors, or at the request in writing by the shareholders of record owning at least fifty percent (50%) of the issues and outstanding voting share of common stock of the Corporation.

2.5                            Notice of Meeting of Shareholders

Except as otherwise expressly required or permitted by law, not less than twenty-one (21) days nor more than fifty (50 days) before the date of every shareholders’ meeting the Secretary shall give to each shareholder of record entitled to vote at such meeting, written notice, served personally by mail or by telegram, stating the following:

(a)                                  the place, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting; and

(b)                                 in the case of a special meeting, the purpose or purposes for which the meeting is called.

Such notice, if mailed shall be deemed to be given when deposited in Registered Mail, postage prepaid, directed to the shareholder at his address for notices so such shareholders as it appears on the records of the Corporation. Any notice to shareholders shall be effective if given by a form of electronic transmission consented to by the shareholder to whom notice it to be given.

2.6                          Quorum of Shareholders:

(a)                                  Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the shareholders, the presence in person or by proxy of shareholders entitle to cast a majority of the votes thereat shall constitute a quorum. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b)                                 At any meeting of the shareholders at which a quorum shall be present, a majority of voting shareholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting so long as the time, place, if any, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. In the absence of a quorum, the Officers presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given except as provided in paragraph (d) below and except where expressly required by law.

(c)                                  At any adjourned session at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d)                                 However, if an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7                               Chairman and Secretary of Meeting:

The President shall preside at meetings of the shareholders. The Secretary shall act as secretary of the meeting or if he is not present, then the presiding Officer may appoint a person to act as secretary of the meeting.

2.8                              Voting by Shareholders:

Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, at every meeting of the shareholders each shareholder shall be entitled to one vote for each share of voting stock standing in his name on the books of the Corporation on the record date for the meeting. Except as otherwise provided by these by-laws, all elections and questions shall be decided by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote at the meeting.

2.9                               Proxies:

Any shareholder entitled to vote at any meeting of shareholders may be either in person or by proxy. A proxy may be in writing, subscribed by the shareholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy calls for a longer period. A shareholder may authorize another person to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the proxyholder, provided that any such communication must either set forth or be submitted with information from which it can be determined that such communication was authorized by the shareholder.

2.10                        Inspectors:

The election of Directors and any other vote by ballot at any meeting of the shareholders shall be supervised by one or more inspectors. Such inspectors may be appointed by the presiding Officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the Officer presiding at the meeting.

2.11                        List of Shareholders:

The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

2.12                        Procedure at Shareholders’ Meeting:

Except as otherwise provided by these by-laws or any resolutions adopted by the shareholders or Board of Directors, the order of business and all other matters of procedure at every meeting of shareholders shall be determined by the presiding Officer.

2.13                        Action by Consent without Meeting:

Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding share having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to the shareholders who have not consented in writing. An electronic transmission consenting to an action to be taken and transmitted by a shareholder, member or proxyholder or by a person authorized to act for a shareholder, member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section provided that such electronic transmission sets forth information from which the Corporation can determine that the electronic transmission was transmitted by the shareholder or proxyholder and the date on which the shareholder or proxyholder transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed the date on which such consent was signed. No consent given by electronic transmission shall be deemed delivered until reproduced in paper and delivery to the Corporation at is registered office in the state, its principal place of business or an Officer having custody of the record book of shareholder meetings in the manner provided by the Board of Directors.

2.14                        Resolution in Lieu of Meeting

A resolution in writing, signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing dealing with all matters required by this by-law to be dealt with at a meeting of the directors and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this by-law relating to meetings of shareholders.

Article III: Directors

3.1                               Power of Directors:

The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the shareholders.

3.2                               Number, Method of Election, Term of Office of Directors:

The number of Directors that shall constitute the Board of Directors shall be two (2) unless and until otherwise determined by a vote of a majority of the entire Board of Directors. Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, provided, however, that a Director may resign at any time. Directors need not be shareholders. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

3.3                               Vacancies on Board of Directors; Removal:

(a)                                  Any Director may resign his office at any time by delivering his resignation in writing or by electronic transmission to the Chairman of the Board or to the President. The resignation will take effect at the time specified therein or, if no time is specified, it will be effective at the time its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)                                 Any vacancy in the authorized number of Directors may be filled by majority vote of the shareholders and any Director so chosen shall hold office until the next annual election of Directors by the shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

(c)                                  Any Director may be removed with or without cause at any time by the majority vote of the shareholders given at a special meeting of the shareholders called for that purpose.

3.4                               Meetings of the Board of Directors:

(a)                                  The Board of Directors may hold its meetings, both regular and special, either within or outside the State of Delaware.

(b)                                 Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. No notice of such regular meetings shall be required. If the date designated for any regular meeting shall be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

(c)                                  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the shareholders for the election of Officers and the transaction of such other business as may come before it. If such meeting is held at the place of shareholders’ meeting, no notice thereof shall be required.

(d)                                 Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President or at the written request of any one Director.

(e)                                  The Secretary shall give notice to each Director of any special meeting of the Board of Directors by mailing the same at least two (2) days before the meeting or by telegraphing, telexing, or delivering the same not later than the date before the meeting.

(f)                                    Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given.

(g)                                 No notice or waiver by any Director shall be required with respect to any meeting at which the Director is present.

3.5                               Resolution in Lieu of Meeting:

Subject to the articles or a unanimous shareholder agreement, a resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing dealing with all matters required by this by-law to be dealt with at a meeting of the directors and signed by all the directors entitled to vote at the meeting, satisfies all the requirements of this by-law relating to meetings of directors.

3.6                               Quorum and Action:

Unless provided otherwise by law or by the Certificate of Incorporation or these by-laws, a majority of the Directors shall constitute a quorum for the transaction of business; but if there shall be less than as quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary to constitute an act of the Board of Directors.

3.7                               Presiding Officers and Secretary of the Meeting:

The President, or, in his absence a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding Officer may appoint a secretary of the meeting.

3.8                               Action by Consent without Meeting:

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes or proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.9                               Action by Telephonic Conference:

Members of the Board of Directors, or any committee designated bys such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.10                        Committees:

The Board of Directors may, from time to time, by resolution or resolutions passed by a majority of Directors, designate one or more committees, each of such committees to consist of one or more Directors of the Corporation, for such purposes as the Board shall determine. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

3.11                        Compensation of Directors:

Except by resolution of the Board of Directors, no salary or fees shall be payable to the Directors for their services as Directors or in connection with their attendance at meetings of directors

Article IV: Officers

4.1                               Officer, Title, Elections, Term:

(a)                                  The elected Officers of the Corporation shall be a President, a Vice President, a Chief Financial officer and a Secretary, and such other Officers as the Board of Directors shall deem advisable. The Officers shall be elected by the Board of Directors at its annual meeting following the annual meeting of the shareholders, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified.

(b)                                 The Board of Directors may elect or appoint at any time, and from time to time, additional Officers or agents with such duties as it may deem necessary or desirable. Such additional Officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

(c)                                  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

(d)                                 Any Officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified. therein or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)                                  The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

4.2                               Removal of Elected Officers:

Any elected Officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the Directors then in office.

4.3                               Duties:

(a)                                  President: The President shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are a carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

(b)                                 Vice President: The Vice President or, if more than one, the Vice Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice President who is not a director shall not preside as chairman at any meeting of directors or shareholders. The Vice President or, if more than one, the Vice Presidents shall sign such contracts, documents or instruments in writing as required his or their signatures and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or them by resolution of the directors.

(c)                                  Chief Financial Officer: The Chief Financial Officer shall:

(i)                                     have charge and custody of and be responsible for all funds and securities of the Corporation;

(ii)                                  receive and give receipts for moneys due and payable to the Corporation from any source whatsoever;

(iii)                               deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by resolution of the Board of Directors; and

(iv)                              in general perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President by the Board of Directors.

He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

(d)                                 Secretary: The Secretary shall:

(i)                                     keep the minutes of the meetings of the shareholders, the Board of Directors, and all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose;

(ii)                                  see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;

(iii)                               be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized;

(iv)                              keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders;

(v)                                 have general charge of stock transfer books of the Corporation, and

(vi)                              in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Article V: Share Certificates and Their Transfer

5.1                               Share Certificates

(a)                                  Every holder of shares in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President and by the Chief Financial Officer or the Secretary, certifying the number of shares owned by him.

(b)                                 If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employees, the signatures of the Officers of the Corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

(c)                                  If any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue.

(d)                                 Certificates of shares shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors and shall be numbered and registered in the order in which they were issued.

(e)                                  All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the share represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

5.2                               Record of Ownership:

A record of the name and address of the holder of such certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of any portion of the share as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or nit shall have express or other notice thereof, except as required by law.

5.3                               Transfer of Record Ownership:

Transfer of shares shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefore and a written assignment of the shares evidence thereby. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

5.4                               Lost, Stolen or Destroyed Certificates:

Certificates representing shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Director from time to time may authorize.

5.5                               Transfer, Agent; Registrar; Rules Respecting Certificates:

The Corporation may maintain one or more transfer offices or agencies where shares of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices where such shares shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates.

5.6                               Fixing Record Date for Determination of Shareholders of Record:

The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, or the shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversation or exchange of shares, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the shareholders for the purpose of any other lawful action. Such record date in any case shall be not more than fifty (50) days nor less than ten (10) days before the date of a meeting of the shareholders, nor more than fifty (50) days prior to any other action requiring such determination of the shareholders. A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.7                               Dividends:

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare .dividends upon the capital shares of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Article VI: Securities Held by the Corporation

6.1                               Voting:

Unless the Board of Directors shall otherwise order, the President, the Secretary or the Chief Financial Officer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold shares, and at such meeting to exercise any or all rights and powers incident to the ownership of such shares, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

6.2                               General Authorization to Transfer Securities Held by the Corporation:

(a)                                  Any of the following Officers, to wit: The President and the Chief Financial Officer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)                                 Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then Officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities names in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities,

Article VII: Miscellaneous

7.1                               Signatories:

All checks, drafts or other orders for the payment of money, note or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officers or Officers or such other person or persons as the Board of Directors may from time to time designate.

7.2                               Seal:

The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

7.3                               Notice and Waiver of Notice:

Whenever any notice of the time, place or purpose of any meeting of the shareholders, Directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any shareholder, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

7.4                               Indemnity:

The Corporation shall indemnify its Directors, Officers and employees to the fullest extend allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in this section 7.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the Director, Officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporation Law.

7.5                               Fiscal Year:

Except as from time to time other otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st.